Chimerix to Present at 25th Annual Piper Jaffray Healthcare Conference

DURHAM, NC, November 26, 2013 – Chimerix, Inc. (NASDAQ: CMRX), a biopharmaceutical company developing novel, oral antivirals in areas of high unmet medical need, today announced that Kenneth I. Moch, President and CEO of Chimerix, will present at the 25th Annual Piper Jaffray Healthcare Conference on Wednesday, December 4, 2013 at 9:00 am ET at the New York Palace Hotel in New York City.

A live audio webcast of the presentation will be available on the Investor Relations section of Chimerix's website at http://ir.chimerix.com/events.cfm, where it will be archived for 90 days.

About Brincidofovir (CMX001)

Chimerix's lead product candidate, brincidofovir (CMX001), is an oral nucleotide analog that has shown broad-spectrum antiviral activity against all five families of double-stranded DNA (dsDNA) viruses that affect humans, including cytomegalovirus (CMV), adenovirus (AdV), BK virus (BKV) and herpes simplex viruses. Brincidofovir has a favorable safety and tolerability profile, with no evidence of kidney or bone marrow toxicity in nearly 900 patients dosed with brincidofovir to date. Chimerix believes that brincidofovir has the potential to be the first broad-spectrum antiviral for the prevention and treatment of clinically significant infections and diseases caused by dsDNA viruses.

Following positive Phase 2 results, in the third quarter of 2013 Chimerix initiated the Phase 3 SUPPRESS trial which will support Chimerix's initial regulatory submission for prevention of CMV infection in adult hematopoietic cell transplant (HCT) recipients. Chimerix recently presented results from its Phase 2 trial in AdV, an often-fatal infection with no approved treatment. A brincidofovir dose of 100 mg twice weekly demonstrated a potent antiviral effect on levels of AdV in the blood, and a numeric decrease in overall mortality. Chimerix continues to work with the Biomedical Advanced Research and Development Authority (BARDA) to develop brincidofovir as a medical countermeasure against smallpox.

About the Phase 3 SUPPRESS Trial

SUPPRESS is designed to demonstrate the efficacy and safety of brincidofovir for the prevention of CMV infection versus a placebo control, as no therapy is currently approved for the prevention of CMV in HCT recipients. The primary endpoint for SUPPRESS is the rate of clinically significant CMV infection through the first 24 weeks post-transplant. The trial is powered to detect a relative 50% decrease in clinically significant CMV infection in subjects receiving brincidofovir versus those receiving placebo. Secondary endpoints in the SUPPRESS trial include clinical and virologic evidence of dsDNA viral infections, including AdV, BKV and other herpesviruses such as HHV-6 and varicella zoster virus that contribute to morbidity and mortality in the first year following HCT.

SUPPRESS is anticipated to enroll approximately 450 HCT recipients who are at increased risk of CMV infection, with approximately 300 subjects receiving 100 mg twice weekly brincidofovir and 150 receiving placebo (2-to-1 ratio). Approximately 40 transplant centers will participate in SUPPRESS. Dosing of study drug will begin shortly after subjects receive their transplant, and will not require evidence of stem cell "engraftment" (evidence of production of blood cells by the new transplant), a safety precaution incorporated in the Phase 2 trial of brincidofovir and other recent trials of investigational antivirals for CMV prevention. Enrolled subjects will continue on brincidofovir or placebo through Week 14 post-transplant, the period of highest risk for viral reactivation. Subjects will continue to be monitored for evidence of CMV and other dsDNA viral infections through Week 24 post-transplant.

CHIMERIX, INC.
2505 Meridian Parkway, #340	Tel: (919) 806-1074
Durham, NC 27713	Fax: (919) 806-1146

Data from SUPPRESS are anticipated in mid-2015 and, if positive, may support Accelerated Approval of brincidofovir for the prevention of CMV infection.

About Cytomegalovirus (CMV) and Double-Stranded DNA (dsDNA) Viruses

CMV is a member of the herpesvirus family and is the most common infectious pathogen in transplant recipients. A majority of adults in the US have been exposed to CMV, generally in childhood, with lifelong viral latency established following resolution. In healthy individuals with a functioning immune system, CMV remains dormant throughout life. A functioning immune system protects an infected individual against future exposure to CMV but does not clear the virus from their body. In immunocompromised individuals with weakened immune systems, such as transplant recipients, CMV often reactivates during the post-transplant period when the immune system is rebuilding itself. No therapies are approved for the prevention of CMV in HCT recipients. Currently available systemic anti-CMV agents can be effective against CMV; however, their use is limited by significant toxicities, including bone marrow suppression and renal impairment, and these therapies are only approved for certain solid organ transplant patient populations. CMV infection is known to correlate with progression to CMV disease and death. CMV itself is immunosuppressive and reactivation of the virus can predispose a patient to other opportunistic viral infections in addition to fungal and bacterial infections.

About Chimerix

Chimerix is committed to the discovery, development and commercialization of novel, oral antiviral therapeutics designed to transform patient care in areas of high unmet medical need. Chimerix's proprietary lipid technology has given rise to two clinical-stage nucleotide analog lipid-conjugates, brincidofovir (CMX001) and CMX157, which have demonstrated the potential for enhanced activity and safety in convenient, orally administered dosing regimens. Chimerix's lead product candidate, brincidofovir (CMX001), is an oral nucleotide analog that has shown broad-spectrum antiviral activity against all five families of dsDNA viruses that affect humans, including cytomegalovirus (CMV), adenovirus (AdV), BK virus and herpes simplex viruses. Chimerix's second product candidate, CMX157, an oral nucleotide analog for the treatment of HIV infection, was licensed to Merck in July 2012.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the likelihood of positive results from the SUPPRESS trial, the efficacy of brincidofovir and its ability to provide a broad spectrum of antiviral activity, and the positive impact of brincidofovir on transplant recipients. Risks that contribute to the uncertain nature of the forward-looking statements include: the success of the SUPPRESS trial; the demonstrated efficacy of brincidofovir in the SUPPRESS trial; Chimerix’s financial position; and regulatory developments in the United States and foreign countries. Other risks and uncertainties affecting Chimerix are described more fully in Chimerix’s filings with the Securities and Exchange Commission, including without limitation its most recently filed Quarterly Report on Form 10-Q and its most recently filed reports on Form 8-K, and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Chimerix undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

CHIMERIX, INC.
2505 Meridian Parkway, #340	Tel: (919) 806-1074
Durham, NC 27713	Fax: (919) 806-1146

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CHIMERIX CONTACT:

Joseph T. Schepers

Executive Director, Investor Relations and Corporate Communications

jschepers@chimerix.com

919-287-4125

CHIMERIX, INC.
2505 Meridian Parkway, #340	Tel: (919) 806-1074
Durham, NC 27713	Fax: (919) 806-1146

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